Exhibit 99.1

Joint Filing Agreement

The undersigned agree that the foregoing Statement on Schedule 13D, dated March 26, 2014, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated: March 26, 2014

AFINSA BIENES TANGIBLES S.A. EN LIQUIDACION

By:	/s/ Javier Díaz-Gálvez de la Cámara
Name:	Javier Díaz-Gálvez de la Cámara
Title:	Trustee

By:	/s/ Benito Agüera Marín
Name:	Benito Agüera Marín
Title:	Trustee

By:	/s/ Carmen Salvador Calvo
Name:	Carmen Salvador Calvo
In representation of Tesoreria General del la Seguridad Social
Title:	Trustee

AUCTENTIA, S.L.

By:	/s/ Javier Díaz-Gálvez de la Cámara
Name:	Javier Díaz-Gálvez de la Cámara
Title:	Joint Administrator

By:	/s/ Benito Agüera Marín
Name:	Benito Agüera Marín
Title:	Joint Administrator